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                                                               EXHIBIT 23.2



                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports (a) dated February 10, 1997, with respect to the consolidated financial statements of GB Bancorporation and (b) dated February 9, 1996 with respect to the financial statements of Grossmont Bank, all of which are included in the Proxy Statement of GB Bancorporation that is made a part of Amendment No. 1 to the Registration Statement (Form S-4 No. 333-36123) and Prospectus of Zions Bancorporation for the registration of 4,925,024 shares of its common stock.



                                             /s/ ERNST & YOUNG LLP


Orange County, California

October 6, 1997